Exhibit 99.1

Press Release

Rockwell Medical Schedules Conference Call

Reporting Fourth Quarter and Year End Results

WIXOM, MICHIGAN, January 27, 2012 – Rockwell Medical (Nasdaq: RMTI), a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency and secondary hyperparathyroidism, announced today that it will hold an investor conference call on Thursday, March 1, 2012 at 8:30 a.m. ET to discuss its fourth quarter and year end 2011 results. Robert Chioini, Chairman and CEO, and Thomas Klema, CFO, will be hosting the call. Rockwell will be releasing its earnings results on the same date. Revenue for 2011 is anticipated to be approximately $49 million and consistent with management expectations.

Date: March 1, 2012

Time: 8:30 AM ET

Listen via Internet: http://ir.rockwellmed.com/

Toll-free Dial In: (877) 383-7438

About Rockwell Medical:

Rockwell Medical is a fully-integrated biopharmaceutical company offering innovative products and services targeting end-stage renal disease (ESRD), chronic kidney disease (CKD), and iron deficiency anemia. The Company is currently developing unique, proprietary renal drugs to treat anemia and secondary hyperparathyroidism. Rockwell’s lead drug candidate for iron therapy treatment is called SFP. SFP delivers iron in a non-invasive, physiologic manner to dialysis patients via dialysate during their regular dialysis treatment. SFP is currently in ongoing Phase III clinical trials (CRUISE-1 and CRUISE-2) and addresses a $600M U.S. market. Rockwell’s Calcitriol (Active Vitamin D) injection for treating secondary hyperparathyroidism is expected to be available commercially in the second-half of 2012, addressing a $350M U.S. market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. These products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient's bloodstream. Rockwell’s operating business is designed as a ready-made sales and distribution channel to provide seamless integration for its drug products into the commercial markets, Calcitriol in 2012 and SFP upon FDA market approval.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of SFP for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information. For a demonstration of SFP’s unique mechanism of action in delivering iron via dialysate, please view the animation video at http://www.rockwellmed.com/collateral/documents/english-us/mode-of-action.html.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Rockwell Medical’s SEC filings. Thus, actual results could be materially different. Rockwell Medical expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact: Michael Rice, Investor Relations, 201-408-4923 / 917-282-3242